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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated July 23, 2003, relating to the balance sheet of Corporate Property Associates International Incorporated, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


New York, New York
July 25, 2003